UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 9, 2021

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-19658	75-2398532
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

6250 LBJ Freeway, Dallas, Texas 75240
(Address of principal executive offices) (Zip Code)

(972) 387-3562

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUEM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On September 9, 2021, Tuesday Morning Corporation, a Delaware corporation (the “Company”), issued a press release announcing its financial results for the fiscal year ended June 30, 2021.

The information furnished in this Item 2.02—“Results of Operations and Financial Condition” of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On September 9, 2021, the Company announced the appointment of Marc Katz as its Chief Operating Officer. Since May 18, 2021, Mr. Katz has served as a consultant to the Company and in such capacity as Interim Chief Financial Officer. Effective September 14, 2021, Mr. Katz will cease to serve as Interim Chief Financial Officer.

Mr. Katz worked at Burlington Stores Inc. from 2008 through 2019 with his last position being Chief Financial Officer/Principal. During his tenure at Burlington, he oversaw finance, information technology, supply chain, asset protection and legal. Prior to his eleven years at Burlington, Mr. Katz served as Chief Financial Officer and Executive Vice President of A.C. Moore Arts & Crafts and Chief Information Officer and Senior Vice President at Foot Locker, Inc.

Mr. Katz received his MBA from St. Louis University and an undergraduate degree from the University of Missouri – St. Louis.

The Company is not aware of any related transactions or relationships between Mr. Katz and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Katz does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no arrangements or understandings between Mr. Katz and any other person pursuant to which Mr. Katz was selected as an officer of the Company.

In connection with his appointment as Chief Operating Officer, Mr. Katz and the Company have entered into an Employment Agreement, dated September 8, 2021 (the “Employment Agreement”). The Employment Agreement provides for an initial three year term and will automatically renew for additional one year periods unless either party gives at least 60 days’ prior written notice of nonrenewal.

The Employment Agreement provides for an annual base salary of not less than $700,000 and an annual target bonus opportunity of not less than 70% of Mr. Katz’s base salary, with the amount actually earned based on performance. The Employment Agreement also provides for a $100,000 signing bonus, to be paid within 30 days of the effective date of the Employment Agreement. In the event Mr. Katz’s employment is terminated by the Company for “cause” or by him without “good reason” (each as defined in the Employment Agreement) prior to the first anniversary of the effective date of the Employment Agreement, he will be required to repay the full amount of the signing bonus, and if his employment is terminated by the Company for cause or by him without good reason following the first anniversary but prior to the second anniversary of the effective date, he will be required to repay 50% of the signing bonus. Under the Employment Agreement, Mr. Katz is eligible to participate in the Company’s applicable equity incentive plan, and, each year during the term of the Employment Agreement, he is entitled to receive equity incentive awards having a value of at least $700,000. Mr. Katz will also be eligible to participate in the Company’s benefit plans generally and is entitled to the payment of certain relocation and/or long-distance commuting expenses and legal fees in connection with the negotiation and drafting of the Employment Agreement.

The Employment Agreement also provides for the grant of inducement equity awards, including (i) an award of time-based restricted stock units having a grant date fair market value of $1,500,000 (the “Inducement RSUs”) and (ii) an award of performance-based restricted stock units having a grant date fair market value of $1,500,000 (the “Inducement PRSUs”), in each case, to be granted within 35 days of the effective date of the Employment Agreement. The Inducement RSUs will vest in equal installments on each of the first three anniversaries of the date of grant, so long as Mr. Katz remains employed through each vesting date. The Inducement PRSUs will vest over a period of five years from the date of grant (subject to Mr. Katz’s continuous employment through each vesting date) based on the attainment of specified Company stock price metrics.

Under the terms of the Employment Agreement, if Mr. Katz’s employment is terminated by the Company without cause or he resigns with good reason, he will be entitled to receive severance benefits as follows: (a) any earned but unpaid bonus for the fiscal year preceding the year in which the termination of employment occurs, (b) a pro rata portion of the annual bonus for the fiscal year in which the termination of employment occurs, (c) cash severance in an amount equal to 1.5 times his then current base salary, payable in equal installments over an 18-month period following the date of termination of his employment, and (d) continued health coverage for Mr. Katz and his eligible dependents through the end of the fiscal year in which the termination of employment occurs. However, if Mr. Katz’s employment is terminated by the Company without cause or if he resigns with good reason, in each case, within one year following a “change in control” (as defined in the Employment Agreement), the cash severance payable to Mr. Katz will equal two times his then current base salary, and will be paid in equal installments over a period of 24 months.

Mr. Katz’s receipt of the severance benefits described in the previous paragraph is subject to Mr. Katz’s execution (and non-revocation) of a release of claims in favor of the Company and his continued compliance with restrictive covenants, which include customary nonsolicitation and noncompetition covenants that apply for the duration of Mr. Katz’s employment and for a period of 18 months thereafter and confidentiality, nondisclosure and nondisparagement covenants.

The foregoing summary is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Appointment of Chief Financial Officer

On September 9, 2021, the Company announced the appointment of Jennifer Robinson as Executive Vice President and Chief Financial Officer, effective as of September 14, 2021.

Ms. Robinson is joining the Company from The Michaels Companies Inc., where she most recently served as Senior Vice President of Finance and Treasurer. With over 20 years of experience, Ms. Robinson has held numerous finance leadership positions including Chief Accounting Officer and Controller. Prior to joining Michaels in 2007, Ms. Robinson began her career with the accounting firm of Deloitte. Ms. Robinson is a Certified Public Accountant and has a Master’s of Business Administration from the University of Arkansas.

The Company is not aware of any related transactions or relationships between Ms. Robinson and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Robinson does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no arrangements or understandings between Ms. Robinson and any other person pursuant to which Ms. Robinson was selected as an officer of the Company.

In connection with her appointment as Executive Vice President and Chief Financial Officer, Ms. Robinson and the Company entered into an offer letter dated as of July 29, 2021 (the “Offer Letter”). The Offer Letter provides for an annual base salary of $450,000 and an annual target bonus opportunity of 60% of Ms. Robinson’s base salary, with the amount actually earned based on performance. The Offer Letter also provides for a $300,000 signing bonus. In the event Ms. Robinson terminates her employment with the Company prior to the first anniversary of her employment, she will be required to repay the full amount of the signing bonus, and if she terminates her employment with the Company following the first anniversary but prior to the second anniversary of her employment, she will be required to repay 50% of the signing bonus. The Offer Letter also provides that Ms. Robinson will receive a grant of restricted stock units having a value of $350,000, with 50% of the restricted stock units vesting ratably over three years and with vesting of the remaining 50% of the restricted stock units being subject to meeting certain performance metrics. Ms. Robinson will also be eligible to participate in the Company’s benefit plans generally.

The foregoing summary is qualified in its entirety by reference to the full text of the Offer Letter, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Marc Katz and the Company.
10.2	Offer Letter between Jennifer Robinson and the Company.
99.1	Press Release dated September 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2021	TUESDAY MORNING CORPORATION

	By:	/s/ Bridgett C. Zeterberg
Bridgett C. Zeterberg
Executive Vice President Human Resources, General Counsel and Corporate Secretary